Exhibit 99.1

Mitek Achieves Record Revenue, Net Income and EPS

•	Record fiscal 2015 revenue up 32% year over year, driven by Mobile Deposit® growth
•	Record fourth quarter revenue up 42% year over year
•	Achieved record GAAP and Non-GAAP profitability

SAN DIEGO, CA, November 5, 2015 – Mitek (NASDAQ: MITK, www.miteksystems.com), a leading innovator of mobile capture and identity verification solutions, today announced its financial results for the fiscal 2015 fourth quarter and full year ended September 30, 2015.

Fiscal Fourth Quarter 2015 Financial Highlights

•	Fourth quarter revenue of $7.9 million, an increase of 42% year over year
•	Fourth quarter GAAP net income of $0.03 per diluted share, compared to breakeven per diluted share a year ago
•	Fourth quarter non-GAAP net income of $0.09 per diluted share, an increase of 50% year over year
•	The Company generated approximately $1.9 million in cash flow from operations in the fourth quarter, an increase of $2.1 million year over year.
•	Cash, cash equivalents and investments at year-end was $26.7 million, an increase of $2.0 million from the fiscal third quarter.

Fiscal 2015 Full Year Financial Highlights

•	Full year revenue of $25.4 million, an increase of 32% year over year
•	Full year GAAP net income of $0.08 per diluted share, compared to a net loss of $(0.17) per diluted share a year ago
•	Full year non-GAAP net income of $0.26 per diluted share, an increase of 333% year over year
•	The Company generated approximately $6.1 million in cash flow from operations in fiscal 2015, an increase of $8.6 million year over year.

Commenting on the results, James DeBello, President and CEO of Mitek, said:

“Our industry leading mobile check deposit product continued to be the primary driver of revenue growth in fiscal 2015, enabling us to achieve record revenue, net income and EPS. Mobile check deposit remains a tremendous growth opportunity as it currently represents less than 5% of the approximately 19 billion checks deposited in the

U.S. each year, according to the most recent Fed study. Adoption by both consumers and businesses is growing rapidly, and we expect this trend to drive continued revenue growth for Mitek in fiscal 2016 and beyond. With our successful acquisition of IDchecker and launch of our Photo Verify product we intend to further expand into the multi-billion-dollar mobile ID verification market in the coming year. Mitek has become the de facto standard in mobile capture in financial services and we intend to leverage this position by expanding into this new, high growth market.”

Fiscal 2015 Fourth Quarter and Full-Year Financial Results

Total revenue for the fourth quarter of fiscal 2015 was $7.9 million, compared to total revenue of $5.5 million in the fourth quarter of fiscal 2014. Total revenue for fiscal 2015 was $25.4 million, compared to $19.2 million in fiscal 2014.

GAAP net income for the fourth quarter of fiscal 2015 was $1.0 million, or $0.03 per diluted share, compared to GAAP net income of $2,050, or breakeven per diluted share, in the fourth quarter of fiscal 2014. GAAP net income for fiscal 2015 was $2.5 million, or $0.08 per diluted share, compared to a GAAP net loss of $(5.3) million, or $(0.17) per diluted share, in fiscal 2014.

Non-GAAP net income for the fourth quarter of fiscal 2015 was $2.8 million, or $0.09 per diluted share, compared to non-GAAP net income of $1.9 million, or $0.06 per diluted share, in the fourth quarter of fiscal 2014. Non-GAAP net income for fiscal 2015 was $8.1 million, or $0.26 per diluted share, compared to non-GAAP net income of $1.9 million, or $0.06 per diluted share, in fiscal 2014.

The Company ended fiscal 2015 with cash, cash equivalents and investments of $26.7 million, compared to $26.1 million at the end of fiscal 2014, as operating cash flows of $6.1 million during the year were offset by cash used for the acquisition of IDchecker in June 2015.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-427-9376, access code 2164468. International parties should call 719-325-2491 using access code 2164468. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile capture and identity solutions for customer acquisition. Mitek’s mobile photo technology enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, insurance quoting, payments, and ID document authentication. This innovative mobile technology is licensed by more than 4,500 organizations and used by tens of millions of consumers. In June of 2015, Mitek acquired IDchecker, a global provider of cloud based identity document verification and facial recognition solutions.  The acquisition broadens Mitek’s global presence, expands document coverage to more than 3,500 document types and adds international customers in payments, financial services and information services. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company's ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company's products, the Company's ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company's signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC's website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income (loss) and non-GAAP net income (loss) per share that exclude stock compensation expenses, litigation costs, acquisition-related costs and expenses and tax benefits related to the acquisition of IDchecker. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-

GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	September 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$2,752,638	$7,766,590
Short-term investments	23,921,328	16,269,170
Accounts receivable, net	3,936,687	2,955,350
Other current assets	798,212	704,409
Total current assets	31,408,865	27,695,519
Long-term investments	-	2,072,018
Property and equipment, net	975,335	1,293,270
Intangible assets, net	3,397,571	-
Goodwill	2,872,677	-
Other non-current assets	42,049	42,049
Total assets	$38,696,497	$31,102,856
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,537,545	$1,792,267
Accrued payroll and related taxes	2,061,204	1,434,913
Deferred revenue, current portion	3,516,487	2,826,670
Other current liabilities	288,937	157,649
Total current liabilities	7,404,173	6,211,499
Deferred revenue, non-current portion	221,833	311,225
Other non-current liabilities	687,379	638,099
Total liabilities	8,313,385	7,160,823
Stockholders’ equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 60,000,000 shares authorized, 31,721,116 and 30,521,080 shares issued and outstanding, respectively	31,088	30,521
Additional paid-in capital	63,906,092	59,946,288
Accumulated other comprehensive (loss) income	(3,241)	(7,810)
Accumulated deficit	(33,500,827)	(36,026,966)
Total stockholders’ equity	30,433,112	23,942,033
Total liabilities and stockholders’ equity	$38,746,497	$31,102,856

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2015	2014	2015	2014
Revenue
Software	$5,454,972	$3,843,865	$17,869,599	$13,312,529
Services	2,410,880	1,700,094	7,497,897	5,837,816
Total revenue	7,865,852	5,543,959	25,367,496	19,150,345
Operating costs and expenses
Cost of revenue-software	287,140	213,911	991,807	1,001,455
Cost of revenue-services	537,673	306,518	1,479,391	1,146,470
Selling and marketing	1,945,375	1,228,733	6,457,854	6,836,292
Research and development	1,680,551	1,273,850	5,576,806	6,019,573
General and administrative	1,901,404	2,585,961	7,601,857	9,554,381
Acquisition-related costs and expenses	551,809	-	1,368,100	-
Total operating costs and expenses	6,903,952	5,608,973	23,475,815	24,558,171
Operating income (loss)	961,900	(65,014)	1,891,681	(5,407,826)
Other income (expense), net
Interest and other expense	(788)	(1,623)	(3,299)	(6,445)
Interest and other income	26,108	68,687	94,737	124,628
Total other income (expense), net	25,320	67,064	91,438	118,183
Income (loss) before income taxes	987,220	2,050	1,983,119	(5,289,643)
Income tax benefit (provision)	(31,872)	-	543,020	(2,226)
Net income (loss)	$955,348	$2,050	$2,526,139	$(5,291,869)
Net income (loss) per share – basic	$0.03	$0.00	$0.08	$(0.17)
Net income (loss) per share – diluted	$0.03	$0.00	$0.08	$(0.17)
Shares used in calculating net income (loss) per share – basic	30,969,157	30,510,587	30,790,258	30,466,063
Shares used in calculating net income (loss) per share – diluted	31,664,178	31,022,148	31,480,241	30,466,063

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2015	2014	2015	2014
Income (loss) before income taxes	$987,220	$2,050	$1,983,119	$(5,289,643)

Add back:
Acquisition-related expenses	485,252	-	565,412	-
Acquisition-related costs	66,557	-	802,688	-
Intellectual property litigation expenses	410,201	1,130,135	1,449,041	3,717,618
Stock compensation expense	872,717	776,510	3,367,486	3,444,480

Non-GAAP income (loss) before income taxes	2,821,947	1,908,695	8,167,746	1,872,455
Non-GAAP provision for income taxes (1)	(31,872)	-	(91,910)	(2,226)

Non-GAAP net income (loss)	$2,790,075	$1,908,695	$8,075,836	$1,870,229

Non-GAAP net income (loss) per share - basic	$0.09	$0.06	$0.26	$0.06

Non-GAAP net income (loss) per share - diluted	$0.09	$0.06	$0.26	$0.06

Shares used in calculating non-GAAP net income (loss) per share - basic	30,969,157	30,510,587	30,790,258	30,466,063

Shares used in calculating non-GAAP net income (loss) per share - diluted	31,664,178	31,022,148	31,480,241	31,276,085

________________

(1) Non-GAAP provision for income taxes for the year ended September 30, 2015 excludes a GAAP tax benefit of $634,930 related to the acquisition of IDchecker.

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Investor Contact:

Todd Kehrli or Jim Byers

MKR Group, Inc.

mitk@mkr-group.com